Exhibit 10.1

20090501

Lease Contract

Between

Harbin Xinda Macromolecule Material Co., Ltd.

And

Harbin Xinda High-tech Co., Ltd.

May 1st, 2009

        The Lease Contract (this “Contract”) is entered into as of May1st, 2009 by the following parties:

(1)     Harbin Xinda Macromolecule Material Co., Ltd.(hereinafter called “Xinda Macromolecule” or “Party B¡°), a business entity incorporated under the laws of the People’s Republic of China(“China”), was registered in No.9, QinLing Road, Yingbin Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, China; and

(2)     Harbin Xinda High-tech Co., Ltd.(hereinafter called “Xinda High-tech” or “Party A), a business entity incorporated under the laws of the People’s Republic of China(“China”), was registered in No.9, Dalian North Road, Haping Road Centralized Industrial Park , Harbin Development Zone, Heilongjiang Province, China

        Xinda High-tech and Xinda Macromolecule here are called “party” respectively and, collectively the “parties” in the Contract.

Article 1 Property Location, Area and Facilities

1.1     The parties agree to: Party A will lease to Party B the premises (hereinafter called “The Premises”), which is located at No.9, Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, China, with an area of 23893.53 square meters.

1.2     The current status of property and the attached welfare facilities, equipment and facilities (hereinafter called “attached facilities”), as shown in the annex to the contract A. Annex A should be referred to as Party A Party B to the property and the return of Party A Party B to the property on the basis of the acceptance.

Article 2 Usages

2.1     Party A has shown the related property certificates to Party B for proving that Party A has legal rights to release the premises prior to signing this contract. The serial numbers of the property ownership certificates are as following: Harbin Property Right Certificate Kaiguozi NO.00107917 Harbin Property Right Certificate Kaiguozi NO.200702187 ;Harbin Property Right Certificate Kaiguozi NO.00107916 Harbin Property Right Certificate Kaiguozi NO.00107915 Harbin Property Right Certificate Kaiguozi NO.00107914 and Harbin Property Right Certificate Kaiguozi NO.00107913, where shows that the usages are: industrial plants office buildings and other accessory occupancy. See Appendix B The Copies of Property Ownership Certificate on this contract for further information.

2.2     Party B undertakes that property will be used only for business purposes.

2.3     Party B must not change the property usages in the lease period.

Article 3 Lease Term

3.1     The lease term shall last for3 years from May 1st, 2009 to April 30th , 2012 (hereinafter called ” term”).

3.2     On (a) the expiration date or (b)the earlier date before the termination of this contract, Party A shall have the right to recover the property; and Party B should return the premises to Party A on the expiration of the term or 90 days after the termination of this contract (as the case may be).

Article 4 Property Rental and Payment

4.1     Party B shall pay 2,000,000 RMB (2,000,000 RMB of property rental) per year to Party A as property rental.

4.2     (a) Party B should pay available funds to Party A immediately prior to the fifteenth business day of Decemberevery year as the property rental.

           (b) In case the contract is terminated before the term expires, Party B shall pay Party A the total amount of property rental in the final year times the exact usage days of the final year divided by 365.

Article 5 Other Expenses

5.1     Party B should pay all the other expenses (“expenses”) as a result of usages of property. These expenses include, but not limited to, water, electricity, gas, telephone fee and Internet services fee.

5.2     The expenses of property should be based on the utility meter calculation; or, if applicable, or by a pro-rata basis of the total area of the premises and buildings or related field; or in accordance with the relevant service providers to reach the individual billing arrangements (if applicable).

5.3     Party B should pay all expenses to the related charger in a timely fashion and then repay any expenses for Party A.

Article 6 Repairs and Maintenance Responsibility

6.1     Party A shall be responsible for keeping the safety and the good conditions of the property structure during the term and other repairs and cleaning should be charged by Party B.

6.2     Part B shall take good care of and properly use the premises and attached facilities, except for (a) normal wear and tear, (b) Party A’s acts or omissions cause or result in the damages as well as (c) any force majeure event causes damages, Party B should be responsible for maintenance or compensation of any damage of the premises and attached facilities.

6.3     Expect for (a) the existing renovations and facilities, (b) Party B required for business operation or as all the necessary refurbishment and modification, Party B shall not modify the renovations or refit the attached facilities without the written agreement of Party A (but this kind of consent should not be refuse unreasonably). If Party B would like to modify the renovations or refit the attached facilities, Party B should submit a written application, as well as a detailed plan or design drawings for approval to Party A. Party A shall review such applications and other documents within a reasonable time and put forward the instructions and advices for the plans designs or drawings. Party B should engage in the renovations or modifications as the approved applications other documents and instructions of Party A within the agreed period at their own expenses. Notwithstanding the foregoing, Party B should be in charge of the result arising from the acts of repairs and renovations.

6.4     Unless other promises exist, any notice related to the property repairs should be submitted to the other party before repairs commence within at least 72 hours.

6.5     As the force majeure event causing any damage of the property, additional sites or other places (as the case may be), any of the parties will not have responsibility for the other party. For the avoidance of doubt, the force majeure event should not include any event caused by any party, their employees, agents or the mishandling of the customers.

Article 7 Representations, Warranties and Undertakings by Party A

The Party A acknowledges that, the Party B shall sign this contract based on the truth of following representations and warranties. The Party A’s representations, warranties and undertakings to Party B are as follows:

The Party A has all rights and authorization of signing, conducting and delivering of this contract and carrying out the proposed transactions in this contract, and the Party A is incorporated or formed formally in accordance to applicable local laws.

After singed and delivered this contract, the Party A must fulfill all proposed transactions in this contract, and takes all necessary corporate or other actions to get the formal approval and authorization.

If the Party B authorizes, signs and delivers this contract formally, it constitutes legal, effective and binding obligations to Party A and can be conducted forcibly according to the rules of this contract unless this clauses are limited by the laws of bankruptcy, insolvency, restructuring, deferred payment and similar laws that affect the right of creditor;

The property should be rented to the Party B within the whole term and throughout the period of time, Party A should not affect the property rights including all mortgages, liens, leases, security interest, easements or other rights of third parties of Party B in this contract in any way; and

All the relevant permits, approval, authorizations, concession, licenses which are needed from the government bodies to fulfill and realize terms and conditions of this contract are required, and they will remain completely valid during the term of this contract.

Article 8 Representations and Warranties by Party B

Party B acknowledges that, Party A shall sign this contract based on the truth of the following representations and warranties by Party B. The Party B’s representations, warranties and undertakings to Party A are as follows:

Party B has all rights and authorizations of signing, conducting and delivering of this contract and carrying out the proposed transactions in this contract, and Party B is incorporated or formed formally in accordance with applicable local laws.

After this contract is signed and delivered, Party B must conduct all proposed transactions stated in this contract, and take all necessary corporate or other actions to get the formal approval and authorization.

If Party A authorizes, signs and delivers this contract formally, it constitutes legal, effective and binding obligations to Party B and can be conducted forcibly according to the rules of this contract unless this clauses are limited by the laws of bankruptcy, insolvency, restructuring, deferred payment and similar laws that affect the right of creditor;

Party B’s signing, delivery and fulfillment of this contract and the completion of proposed transaction in this contract will not violate the rules of the party’s organization and the corporate governing; or violate any laws, regulations, contracts and judgments that have binding obligations to the party.

Article 9 Serious Breach of Party B

If Party B has the following actions without prior written consent of Party A, Party A has rights to terminate this Contract. Party B should make compensations to Party A in order to indemnify Party A from damages.

Transferring the rights and obligations under this contract to any other parties;

Transferring, leasing or sub-leasing the houses to any other parties;

Using the buildings for illegal activities and for applications excluded in the provisions of this contract and failing to stop relevant activities within 30 days after receiving Party A’s notice.

Changing the structures of the houses, renovating and changing without the approval or violation of the approved application documents or indication of Provision 6.3 (excluding the renovation or changing not described in the approval request of Provision 6.3) and fails to reinstate within 30 days after receiving Party A’s notice.

Using the houses for dangerous applications and failing to correct or unable to correct within 30 days after receiving Party A’s notice.

Defaulting in payment or other fees and charges exceeding 60 days

Article 10 Serious Breach of Party A

If Party A has following actions, Party B has the right to terminate the contract and return the building and facilities and Party A should make compensations to Party B in order to indemnify Party B from damages:

Failing to deliver the building and facilities to Party B in time;

Causing damage to the structure of the houses, serious damage to property of Party B or serious personal injuries to Party B’s any employees, agent staff, agents or guest because of failing to maintain the structure of the houses properly.

Article 11 Indemnities

If any representations, warranties or undertakings of any party in this contract or relevant document delivered according to this contract are inaccurate, or any violation of the representation, warranties and undertakings bring about any claim of right, damages, indemnity, expense and cost (including reasonable legal fee, attorney fee and expense), the party (“the indemnifying Party”) should make compensation to the other party in order to indemnify it from damages.

Article 12 Notice

12.1	Notice

All notices, requests, demands, permission and other communications (“Notices”) shall be delivered to the other party by personal delivery, or mail, or facsimile transmission, addressed as set forth on the first page of this agreement as well as the other address or facsimile which have been given by each party. Such notices shall be in compliance with this provision.

12.2	Delivery

Any notices shall be deemed to have been delivered under the following circumstance: Such notices shall be deemed upon delivered by delivery in person or express shipping company Or, upon the third day following receipt of registered mail or certified mail with postage prepaid.

Or, upon the date when delivered by facsimile (the sender shall hold the transmission confirmation report which shows the content, recipient’s number, transmission page and date.)

Article 13 Termination

13.1	Termination

        This Agreement shall be terminated upon the date of expiration except additional information under this Agreement.

13.2	Premature Termination

This contract will terminate prematurely in the following conditions:

Party A shall have the right to terminate the contract early if Part A sells the property to third party.

This contract will terminate immediately when the following events occurs and one party (non-delinquent) informs the other party (delinquent) in written notice.

The delinquent party reorganizes, dismisses and declares bankruptcy under the condition of terminating business, insolvency, bankruptcy and inability of repaying dept or other similar conditions, or appointing property liquidator, liquidation committee, property receiver, property manager, trustee and similar persons.

The delinquent party violates the obligations, presentations, warranties and undertakings under this contract, and this violation (if can be remedied) fails to be remedied within 30 days after receiving the written notice from non-delinquent party to delinquent party. Or

The delinquent party is unable to fulfill its obligations under this contract in continuous 60 days or more because of force majeure events.

13.3	Remain in Force

If terminated under this provision, this Agreement shall be no effective. However, both parties shall be under the binding of provision 1.2, 3.2, 4.2,11,14 and this provision13.3. No provisions shall be deemed to release any liabilities against any party of breach of this Agreement prior to the date of termination.

Article 14 Governing Law and Dispute Resolution

14.1	Governing Law

The signing, effectiveness, explanation, execution and dispute resolution of this Agreement shall be governed by and construed in accordance with Chinese Law.

14.2	Dispute resolution

Any dispute, disagreement or claim caused by this Agreement or relevance to this Agreement, or execution, explanation, breach or effectiveness, or relevant to all above, shall be resolved by friendly negotiation. Arbitration shall start when delivery the requirement of such arbitration in writing, which requires to note the nature of dispute. If the dispute will not be resolved within 30 days after the said date of notice, the dispute shall bring to litigation following by the notice from one party to another party.

14.3	Litigation

Litigation shall be raised and be judged by local court.

14.4	Property Preservation

In order to protect the right of both parities and provide solution, any party has the right to ask for property preservation before the final award by the court in accordance with law. During the period of dispute resolution, both parties shall continue performing other provision of this Agreement except dispute matter.

Article 15 Force Majeure

As the incidents that the blocked side can’t forecast and prevent or avoid it from occurring, such as earthquakes, typhoons, floods (but except for the negligence or intentional fires caused by either party of this agreement , employees ,agents or guests), fire emergency (but except for the negligence or intentional fires caused by either party of this agreement , employees, agents or guests) and other natural disasters, wars, riots and similar military actions, civil commotion, as well as strikes, sabotage, epidemic and the embargo , expropriation, injunction or other restrictions and actions of the government ( “force majeure”), are directly to cause that either party can not fulfill the obligations in whole or in part under the agreement (¡°blocked party), as long as meeting all the following situations, the blocked side should be regarded as not in breach of the contract.

If the blocked side encounters the work stoppage, obstacles or delays due to the force majeure as a direct result of the incident when it carries out the obligations of the contract; and when force majeure takes place, the blocked side has noticed the other side, and provided the written materials concerning it within 30 days after the force majeure takes place, which includes specifications of stating delays in performances or the parts about the reason to fulfill this agreement.

Article 16 Miscellaneous

16.1	Abstention

As any of the parties waives the right of this agreement, it must sign a written document as the proof. The right, power or remedy of any party under delay or failure to exercise this agreement should not be regarded as abstention. Exercising the right, power or remedy under the part of this agreement should not rule out further exercise of such rights, powers or remedies or the exercise of other rights, powers or remedies. Without limiting the provisions above, if one party waives to investigate the other party’s breach to the provisions of this agreement, it should not be viewed as its giving up investigating the breach of this provision or any other provision in the further.

16.2	No transferring or subletting

This contract shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Without the prior written agreement of the other side, either party may not transfer its present rights and obligations under the agreement. Without the above mentioned consent, the declaration of transfer of either party may not valid. Without the prior written consent of Party A, Party B may not transfer, lease or sublease the houses to any other parties.

16.3	Transfer of Ownership

If the ownership of the houses is transferred to any other parties by Party A, Party A shall make sure that Party B is entitle to continue to use the buildings and facilities under the same terms and conditions of this agreement.

16.4	Entire Agreement

The entire undertakings and agreements that have reached by both sides regarding the major issues, which are used to replace the any prior agreements and understandings by both parties.

16.5	Remedy

Both parties confirm that the damages may not be sufficient to compensate for the breach of agreement loss. Each party has the right to prohibit the violation of this agreement, the enforcement of agreement terms and provisions of the injunction or other relief.

The rights of each party under the agreement belong to the accumulative rights; any party can own all other rights or the rights after remedies according to the law.

16.6	Not constituting an employment or partnership

Without any regulation under this agreement should be constituted or be deemed as constitute Employer-employee relationship or partnership.

16.7	Divisibility

Any or each of the obligations should be treated as the independent obligation under this agreement and any or more obligation in whole or in part will be enforced separately when it can’t be enforced. If any or more terms of this agreement can’t be enforced, it should be deleted from the agreement, but any of the deletions will not affect other enforcement without deletion under this agreement.

16.8	Amendment

The contract can be amended, modified and supplemented only if the both parties sign the written agreement upon the contract.

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IN WITNESS WHEREOF, the parties hereto have executed this contract as of the date and year first above written.

PARTY A: HARBIN XINDA HIGH- TECH CO., LTD.

By: _________________

Name: Sun Limei

Title: General Manager

PARTY B: HARBIN XINDA MACROMOLECULE MATERIAL CO., LTD.

By: _________________

Name: Han Jie
Title: General Manager

Appendix A

Property Description

Property Title	Certificate No.	Construction Area(Square Meters)	Built Year	Structure	Usage
No.1 Plant	No.00107917 of Property Right Certificate of Harbin	8289 19	2006	Steel structure	Industrial factory building
No.2 Plant	No.00107913 of Property Right Certificate of Harbin	12£¬658 73	2006	Steel structure	Industrial factory building
No.3 Accessory Occupancy	No.00107916 of Property Right Certificate of Harbin	146 17	2006	Steel concrete	Other applications(reception room, safety guard room)
No.4 Accessory Occupancy	No.00107915 of Property Right Certificate of Harbin	108 93	2006	Steel concrete	Other applications(fire pump room)
No.5 Accessory Occupancy	No.00107914 of Property Right Certificate of Harbin	25 21	2006	Steel concrete	Other applications(air compressor house)
No.6 Office Building	No.200702187 of Property Right Certificate of Harbin	2665 30	2007	Framework	Office Building

Appendix B

The Copies of the Property Certificate of Ownership

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